SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004 and February 7, 2005

ITRONICS INC.

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                                         Texas                                    33-18582                             75-2198369

                       (State or other jurisdiction                  (Commission File                       (IRS Employer

                              of incorporation)                             Number)                             Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada       89509

                       (Address of Principal Executive Offices)                          Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Item 3.02: Unregistered Sales of Equity Securities

Following is a summary of unregistered securities issued during the three months ended December 31, 2004. All securities were issued subject to Rule 144 of the Securities and Exchange Commission. Generally, Rule 144 requires shareholders to hold the shares for a minimum of one year before sale. In addition, officers, directors and more than 10% shareholders are further restricted in their ability to sell such shares. There have been no underwriters of these securities and no underwriting commissions or discounts have been paid.

	Shares	Value
	Issued	Received
Warrant exercises for cash	500,000	$ 40,000
Conversion of notes payable and accrued interest	7,757,236	798,094
Private Placement for cash	3,300,000	165,000
Consultant labor services	550,000	38,550
Interest on employee salary in arrears	141,515	11,787
Director fees	2,500	200
	12,251,251	$1,053,631

During the three months ended December 31, 2004 warrants to acquire 1,650,000 restricted common shares were granted as part of the current private placement. The warrants are for three years and are exercisable at $0.075 per share the first year, $0.15 per share the second year, and $0.225 per share the third year. An additional $32,500 was received from the Private Placement late in December 2004. This resulted in the issuance of 650,000 restricted common shares in 2005 and the granting of warrants to acquire 325,0000 restricted common shares under the terms described above.

During the three months ended December 31, 2004 the accrued interest on the 2000 through 2002 Series Convertible Promissory Notes resulted in additional options to acquire 745,541 shares of restricted common stock. The options are convertible at prices ranging from $0.10 to $1.18.

An officer/stockholder exercised warrants totaling $50,000 during the three months ended December 31, 2004 for a total of 625,000 shares that were issued in the first quarter of 2005. The exercise was completed by converting short term loans into restricted common stock. The same officer/stockholder also converted $120,000 in short term loans into the current Private Placement, for a total of 2,400,000 restricted common shares and three year warrants to acquire 1,200,000 restricted common shares. These shares and warrants were issued in the first quarter of 2005 and were under the same terms and conditions as other investors in the Private Placement.

During the three months ended December 31, 2004 interest accruing on employee salary in arrears totaled $25,761 for a total of 388,541 restricted common shares, which will be issued in 2005.

Following is a summary of unregistered securities issued during the period January 1, 2005 through February 7, 2005. All securities were issued subject to Rule 144 of the Securities and Exchange Commission. Generally, Rule 144 requires shareholders to hold the shares for a minimum of one year before sale. In addition, officers, directors and more than 10% shareholders are further restricted in their ability to sell such shares. There have been no underwriters of these securities and no underwriting commissions or discounts have been paid.

	Shares	Value
	Issued	Received
Warrant exercises for short term loans	625,000	$ 50,000
Officer/stockholder conversion of short term loans	2,400,000	120,000
Conversion of notes payable and accrued interest	318,450	47,767
Private Placement for cash	6,650,000	332,500
Interest on employee salary in arrears	191,864	12,726
Director fees	2,500	175
	10,187,814	$563,168

During the period from January 1, 2005 through February 7, 2005 warrants to acquire 3,000,000 restricted common shares were granted as part of the current private placement. The warrants are for three years and are exercisable at $0.075 per share the first year, $0.15 per share the second year, and $0.225 per share the third year.

The above transactions qualified for exemption from registration under Sections 3(b) or 4(2) of the Securities Act of 1933. Private placements for cash were non-public transactions. The Company believes that all such investors are either accredited or, either alone or with their purchaser representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                            ITRONICS INC.

                                                                                                (Registrant)

Date: February 9, 2005                                                                  By: /S/ John W. Whitney

                                                                                                           John W. Whitney

                                                                                                           President, Treasurer and Director

                                                                                                           (Principal Executive and Financial

                                                                                                           Officer)